                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)  April 23, 1999
                                                         -----------------

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Ohio                    1-11690               34-1723097
    ------------------------------------------------------------------------
    (State or other Jurisdiction    (Commission           (IRS Employer
        or incorporation)           File Number)      Identification Number)


                 3300 Enterprise Parkway, Beachwood, Ohio 44122
    ------------------------------------------------------------------------


        Registrant's telephone number, including area code (216) 755-5500
                                                          ----------------

                                       N/A
    ------------------------------------------------------------------------
          (Former name of former address, if changed since last report)

Item 5. Other Events
--------------------

During the period January 1, 1999 to August 18, 1999, through individual transactions, the Company completed the acquisition of two shopping center (Dieberg's Clocktower Place in St. Louis, Missouri and Deer Valley Towne Center in Phoenix, Arizona), neither of which individually constitutes a "significant subsidiary." The shopping center located in St. Louis, Missouri was acquired through a joint venture with the institutional investment advisory firm DRA Advisors, Inc., which is acting on behalf of institutional clients, in which the Company owns a 50% interest. The shopping centers total 0.6 million square feet of retail space, of which approximately 0.4 million square feet is Company-owned. The Company's net investment in the two shopping centers aggregated approximately $32.9 million. The Company's net investment was initially funded through proceeds made available through revolving credit facilities, cash and liabilities assumed aggregating approximately $0.4 million, repayment of notes receivable of $8.0 and a mortgage assumed of approximately $24.5 million. Information regarding these two properties is included on SCHEDULE A.

The acquisition of, or investment in, these two properties, was pursuant to individual agreements for the sale and purchase of each property between each selling entity and the Company, or the Company's joint venture. The factors considered by the Company in determining the price to be paid for the properties included their historical and/or expected cash flow, nature of the tenants and terms of leases in place occupancy rates, opportunities for alternative and/or new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, the outlots and expansion areas available, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly Funds From Operations) and the ability to sustain and potentially increase its distributions to Company shareholders, and other factors. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the price it was willing to pay primarily on the factors discussed above related to the properties themselves and their fit with the Company's operations. Separate independent appraisals were not obtained in connection with the acquisitions of the properties by the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

         This Form 8-K is being filed to update the pro forma financial information for the nine month period ended September 30, 1998 filed in the Company's report on Form 8-K dated September 10, 1998 through the year ended December 31, 1998.

Financial Statements
--------------------

         Financial information for the shopping center acquired in St. Louis, Missouri is not presented as it is not considered material. Financial information for the Phoenix, Arizona property is not presented because the property was in the final development stage, and accordingly, the related historical operating information would not be meaningful.

                                                                      SCHEDULE A

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION


                                                             Company
                                   Date of        Owned      Percent      Year
     Shopping Center             Acquisition   Square Feet   Occupied   Completed                Principal Tenants
-----------------------------------------------------------------------------------------------------------------------------

Dierberg's Clocktower Place
St. Louis, Missouri (1)           04/23/99      206,365        92.5%       1998    Dierberg's Market, TJ Maxx, Office Depot

                                                                                   AMC Theatres, Target, Ross Stores, Petsmart,
Deer Valley Towne Center                                                           Michael's, Office Max, Fashion Q, Macaroni Grill,
Phoenix, Arizona                  07/09/99      197,889       100.0%       1999    Chili's, Lane Bryant, Century Bank, Bath & Body


(1) Property acquired through a joint venture in which the Company owns a 50% interest.

Pro Forma Financial Information (unaudited)
-------------------------------------------

Unaudited pro forma financial information for the Company is presented as follows:

- Pro forma condensed consolidated statement of operations for the year ended December 31, 1998.

- Estimated twelve-month pro forma statement of taxable net operating income and operating funds available for the year ended December 31, 1998.

A pro forma condensed consolidated balance sheet is not presented herein as there are no adjustments for the aforementioned transactions to be made to the December 31, 1998 balance sheet filed in the Company's annual report on Form 10-K as of that date.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                                             PAGE
                                                                                             ----
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(PRO FORMA - UNAUDITED):
    Condensed Consolidated Statement of Operations for the year ended
       December 31, 1998 .................................................................... F-2
     Estimated Twelve Month Pro Forma Statement of Taxable Net Operating
       Income and Operating Funds Available for the year ended December 31, 1998 ............ F-8


DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------
(Unaudited)

The unaudited pro forma condensed statement of operations for the year ended December 31, 1998 is presented as if each of the following transactions had occurred on January 1, 1997; (i) the acquisition by the Company of those acquired properties, including those acquired through a joint venture interest, which had an operating history, purchased from January 1, 1998 through December 31, 1998; (ii) the acquisition of The Family Center Properties and The Sansone Properties (Acquired Properties), which had an operating history, and the purchase of a 50% interest in The Sansone's Group's operating/management company; (iii) the sale by the Company of $200 million of Medium Term Notes in January and July 1998; (iv) the purchase by the Company of a partner's minority interest in one shopping center; (v) the sale by the Company of 669,639 common shares (pre-split) in April 1998; (vi) the sale by the Company of 4,000,000 Class C Depositary Shares in July 1998; (vii) the sale by the Company of 2,160,000 Class D Depositary Shares in August and September 1998 (viii) the transfer of six properties owned by the Company into a 50% owned joint venture which occurred on September 10, 1998, (ix) the sale by the Company of 3,000,000 common shares in December 1998 and (x) the sale by the Company of $35 million of Preferred Operating Partnership Units.

The following pro forma information is based upon the historical consolidated results of operations of the Company for the year ended December 31, 1998, giving effect to the transactions described above. The pro forma condensed consolidated statement of operations should be read in conjunction with the historical financial statements and notes thereto of the Company included in the Developers Diversified Realty Corporation's Form 10-K for the year ended December 31, 1998.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor do they purport to represent the Company's results of operations for future periods.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
--------------------------------------------------------------------------------
(Unaudited)


                                                                 Pro Forma Adjustments
                                                                      (Unaudited)
                                                        --------------------------------------------

                                                                                        Transfer of
                                                        Previously   Common Share,      Properties -
                                                         Reported      Preferred           DDRA V         Company
                                            Company      Acquired    Share and Debt        Joint         Pro Forma
                                           Historical   Properties      Offerings        Venture (k)    (Unaudited)
                                           ----------   ----------      ---------        -----------    -----------
  Revenues from rental properties          $ 213,998    $ 21,429(a)      $     -          ($20,487)     $ 214,940
  Management fees and other income            14,170                                          (126)        14,738
                                                                                               694
                                           ---------    --------         -------          --------      ---------
                                             228,168      21,429               -           (19,919)       229,678
                                           ---------    --------         -------          --------      ---------
  Operating and maintenance                   20,070       2,271(a)                         (1,383)        20,958
  Real estate taxes                           26,510       2,345(a)                         (3,691)        25,164
  Depreciation and amortization               43,180       5,007(a)                         (3,766)        44,421
  General and administrative  expenses        12,918         250(d)                                        13,737
                                                             569(a)
  Interest expense                            57,196      10,342(a)          315(e)         (7,850)        56,301
                                                             313(b)         (548)(f)
                                                             190(c)       (3,331)(g)
                                                                            (326)(h)(i)
                                           ---------    --------         -------          --------      ---------
                                             159,874      21,287          (3,890)          (16,690)       160,581
                                           ---------    --------         -------          --------      ---------

  Income (loss) before equity in net
   income of joint ventures, allocation to
   minority interests, loss on sales of
   land and extraordinary item                68,294         142           3,890            (3,229)        69,097
  Equity in net income of joint ventures      13,574          81(a)                          3,115         17,252
                                                             482(b)

  Minority equity interests                   (3,313)     (2,419)(a)           -(j)                        (5,603)
                                                             (49)(b)
                                                             178(c)
  Loss on sales of land                          248                                                          248
                                           ---------    --------         -------          --------      ---------
  Income (loss) before extraordinary
   item                                       78,803     ($1,585)        $ 3,890             ($114)        80,994
                                                        ========         =======          ========
  Less: preferred share dividends            (19,952)                                                     (24,565)
                                           ---------                                                    ---------
  Income before extraordinary item
   applicable to common shareholders       $  58,851                                                    $  56,429
                                           =========                                                    =========
  Per share data:
    Earnings per common share before
     extraordinary item:
    Basic                                  $    1.03                                                    $    0.98(l)
                                           =========                                                    =========
    Diluted                                $    1.00                                                    $    0.96(l)
                                           =========                                                    =========
  Weighted average number of common
    shares (in thousands):
    Basic                                     56,949                                                       57,391
                                           =========                                                    =========
    Diluted                                   58,509                                                       58,951
                                           =========                                                    =========


DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
--------------------------------------------------------------------------------
(Unaudited)

(a) Reflects revenues and expenses through the date of acquisition for the properties acquired from January 1, 1998 to August 18, 1999 as follows:


                           Effective                Real
                            Date of                Estate     Operating &                                   Minority
     Shopping Center      Acquisition   Revenues    Taxes     Maintenance   Depreciation(1)  Interest (1)   Interest
     ---------------      -----------   --------    -----     -----------   ---------------  ------------   --------
  Country Club Mall         02/25/98    $    131   $    19      $    17        $    25        $     65      $     -
  Belair Centre             03/10/98         875        65          162            159             445            -
  The Columbus
   Properties (2)           03/23/98       1,357       105          120            278             823           41
  The Family Center
   Properties (3), (4)      07/01/98      11,582     1,029        1,102          2,824           4,707        2,378
  Tanasbourne Towne
   Center (5)               07/02/98           -         -            -              -               -            -
  The Sansone
   Properties (6)           07/16/98       7,484     1,127          870          1,721           4,302            -
  Deer Valley Towne
   Center (2)               07/09/99           -         -            -              -               -            -
                                        --------   -------      -------        -------        --------      -------
                                        $ 21,429   $ 2,345      $ 2,271        $ 5,007        $ 10,342      $ 2,419
                                        ========   =======      =======        =======        ========      =======

         (1) Depreciation determined utilizing a 31.5 year life for buildings with an operating history and calculated interest related to the purchase of the operating properties with an estimated value of approximately $222 million and $111 million for The Family Center Properties and The Sansone Properties, respectively. Interest was determined utilizing the Company's estimated interest under its lines of credit and/or the effective interest rate associated with the mortgage debt assumed. No interest expense was presented relating to shopping centers under development and expansion as related interest costs either would not have been incurred or would have been capitalized.

         (2) No revenues or expenses have been included in the pro forma statement of operations for Easton Market, one of The Columbus Properties, and Deer Valley Towne Center since the centers were either under development or in lease-up prior to acquisition.

         (3) General and administrative expenses reflect the operating expenses of the Hermes Associates, LTD. management/operating company.

         (4) Minority equity interest expense reflects the expense relating to the operating partnership units issued in partial consideration for the purchase of The Family Centers Properties. Operating partnership units are, in certain circumstances and, at the option of the Company, exchangeable into 3,630,668 common shares of the Company. In addition, the Company has guaranteed the value of the operating partnership units for the period two years from the date of issuance. The guarantee is determined with reference to the common shares of the Company. The final number of operating partnership units issued as consideration will not be known until after expiration of the guarantee period.

         (5) Operating results for the Tanasbourne, Oregon shopping center are not presented as this shopping center was under development during the period presented.

         (6) Equity in net income (loss) in joint ventures represents the Company's equity in net income (loss) relating to its 50% joint venture interest in the operating/management company acquired from The Sansone Group.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
--------------------------------------------------------------------------------
(Unaudited)

(b) Reflects revenues and expenses for four joint ventures acquired in 1998 through the date of acquisition as follows:


                                 Lennox Town                            Washington      Dublin Village
                                   Center           Sun Center          Park Plaza          Center
                                Columbus, OH       Columbus, OH         Dayton, OH       Columbus, OH           Total
                                ------------       ------------         ----------       ------------           -----
      Revenues                      $ 717            $   889                $ 863           $ 1,456            $ 3,925
                                    -----            -------                -----           -------            -------
      Operating and maintenance        49                 48                  116               107                320
      Real estate taxes                96                 76                  102               178                452
      Depreciation (1)                179                189                  147               253                768
      Interest (1)                    380                442                  347               551              1,720
                                    -----            -------                -----           -------            -------
                                      704                755                  712             1,089              3,260
                                    -----            -------                -----           -------            -------
      Net Income                       13                134                  151               367            $   665
                                                                                                               =======
      Ownership interest               50%             79.45%                  50                80%
                                    -----            -------                -----           -------
      Equity in net income of
       joint venture                $   7            $   106                $  76           $   293            $   482
                                    =====            =======                =====           =======            =======

         (1) Based on the preliminary purchase price allocation, determined depreciation utilizing a 31.5 year life for building and calculated interest at the effective interest rate associated with the mortgage debt assumed.

             An aggregate interest cost of $313 associated with the purchase of the Company's equity interest in the properties is calculated at the Company's estimated interest rate under its lines of credit.

             In addition to cash, the Company's purchase price was funded through the issuance of operating partnership units (OP Units) exchangeable, at the option of the Company and under certain circumstances, into 116,892 of the Company's common shares. The minority interest expense associated with the OP Units is estimated to be $49 for the period prior to acquisition.

             Operating results for the 50% interest in the St. Louis, Missouri shopping center are not presented prior to the acquisition date as this shopping center is not considered material.

(c) Represents the elimination of the minority interest expense and the related interest expense incurred by the Company due to the purchase of the minority interest in a shopping center located in North Olmsted, Ohio in March 1998.

(d) The general and administrative expenses of the Company have been adjusted by $250 to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company's portfolio of properties resulting from acquisitions and development activities.

(e) Reflects the net increase in interest cost of $315 relating to variable rate indebtedness repaid with the proceeds from the sale of the Medium Term Notes completed on July 15, 1998. Pro forma interest incurred through the date of issuance on the Medium Term Notes is estimated at $4,055 and interest savings on the variable rate indebtedness repaid is estimated at $3,740.

(f) Reflects the reduction of interest costs relating to variable rate indebtedness effectively repaid with the proceeds from the sale of 669,639 common shares (pre-split) completed in April 1998.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
--------------------------------------------------------------------------------
(Unaudited)

(g) Reflects the reduction of interest costs relating to unsecured variable rate indebtedness repaid with the proceeds from the sale of 4,000,000 Class C Depositary Shares in July 1998. The dividends assumed to be payable on the Class C Depositary Shares are deducted from income to arrive at income available to holders of Common Shares. (See (l)).

(h) Reflects the reduction of interest costs relating to unsecured variable rate indebtedness repaid with the proceeds from the sale of 2,160,000 Class D Depositary Shares in August and September 1998. The dividends assumed to be payable on the Class D Depositary Shares are deducted from income to arrive at income available to holders of Common Shares. (See (l)).

(i) The issuance of 3,000,000 common shares completed in December 1998, or utilization of the proceeds derived from the sale thereof, are not reflected herein prior to their issuance as the proceeds were considered to be used to acquire shopping centers with no previous operating history and/or for properties under development. Accordingly, the Company would not have issued these securities until the earlier of the date of issuance or the date the centers were acquired.

(j) The issuance of $35 million of preferred operating partnership units completed in December 1998, or utilization of the proceeds derived from the sale thereof, are not reflected herein prior to their issuance as the proceeds were considered to be used to acquire shopping centers with no previous operating history and/or for properties under development. Accordingly, the Company would not have issued these securities until the earlier of the date of issuance or the date the centers were acquired.

(k) Reflects the operating results of the six properties owned by the Company and transferred into a 50% owned-joint venture for the period January 1, 1998 through September 9, 1998.

    The equity in net income of the joint venture is as follows:

                  Revenues                               $20,613
                                                         -------
                  Operating and maintenance                1,383
                  Real estate taxes                        3,691
                  Depreciation                             3,019
                  Interest                                 6,289
                                                         -------
                                                          14,382
                                                         -------
                  Net income                               6,231
                  Ownership interest                          50%
                                                         -------
                  Equity in net income of joint venture  $ 3,115
                                                         =======

    Operating results for the Tanasbourne, Oregon shopping center are not presented prior to the acquisition date as a portion of this shopping center was under development during 1998.

    Management fees of $694 represents the Company's fees earned through the management of these properties.

    Determined depreciation utilizing a 40 year life for buildings and calculated interest related to the purchase of the operating centers. Interest was determined based on the effective interest rate associated with the mortgage debt incurred simultaneously with the transfer of these properties.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
--------------------------------------------------------------------------------
(Unaudited)

    Reflects an aggregate interest savings of $7,850 associated with the repayment of the Company's lines of credit with proceeds of $192 million received by the Company simultaneously with the transfer of these properties to a joint venture. The adjustment is calculated at the Company's estimated interest rate incurred under its lines of credit.

(l) Pro forma income per common share is based upon the weighted average number of common shares assumed to be outstanding for the year ended December 31, 1998. The 3,000,000 shares issued in December 1998, and a portion of the Class D depositary shares issued in August and September 1998 were not reflected either in the pro forma statement of operations or the earnings per share calculation prior to their issuance as the proceeds were not considered to be received until the date the developed shopping centers were acquired in 1998 since such centers had no operating history.

    Effective August 3, 1998, the Company executed a two-for-one stock split, for shareholders of record on July 27, 1998. All per share information and number of shares outstanding reflects the stock split.

    In accordance with the SFAS 128, earnings per share before extraordinary item is calculated as follows:


     Income before extraordinary item                                            $ 80,994
     Less: Preferred stock dividend                                               (24,565)
                                                                                 --------
     Basic EPS - Income before extraordinary item applicable to common
       shareholders                                                                56,429
     Joint venture partnerships                                                      (632)
                                                                                 --------
     Diluted EPS - Income before extraordinary item applicable to common
       shareholders plus assumed conversions                                     $ 55,797
                                                                                 ========
    NUMBER OF SHARES:
     Basic - average shares outstanding                                            57,391
     Effect of dilutive securities:
       Stock options                                                                  499
       Joint venture partnerships and minority interests                            1,056
       Restricted stock                                                                 5
                                                                                 --------
       Diluted - average shares outstanding                                        58,951
                                                                                 ========
    PER SHARE AMOUNT:
     Income before extraordinary item
       Basic                                                                     $   0.98
                                                                                 ========
       Diluted                                                                   $   0.96
                                                                                 ========


DEVELOPERS DIVERSIFIED REALTY CORPORATION
ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
--------------------------------------------------------------------------------
(Unaudited)

The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 1998. The pro forma statement is based on the Company's historical operating results for the twelve-month period ended December 31, 1998 adjusted for the effect of: (i) historical operations of the Acquired Properties; (ii) Medium Term Notes offerings completed in 1998; (iii) the purchase by the Company of a partner's minority interest in one shopping center; (iv) 669,639 common share (pre-split) offering completed in April 1998; (v) 4,000,000 Class C Depositary Shares offering completed in July 1998; (vi) 2,160,000 Class D Depositary Shares offering completed in August and September 1998 (vii) 3,000,000 common share offering completed in December 1998; (viii) Preferred Operating Partnership Units issued in December 1998 and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

This statement should be read in conjunction with (i) the historical financial statements included in the Company's Forms 10-K for the year ended December 31, 1998 and (ii) the pro forma condensed financial statements of the Company included elsewhere herein.

ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):


DDRC historical income before extraordinary item, exclusive of property depreciation and amortization
   (Note 1) ................................................................................................  $ 121,983
Acquired Properties - historical earnings from operations, as adjusted, exclusive of depreciation and
   amortization (Note 2) ...................................................................................      3,433
Pro forma adjustments reflecting the purchase of minority interests ........................................        (11)
Pro forma adjustments reflecting the transfer of six properties to a joint venture .........................     (3,880)
Pro forma adjustments arising from the utilization of the proceeds from the issuance of Medium
   Term Notes to repay variable rate indebtedness ..........................................................       (315)
Pro forma adjustments arising from the utilization of the proceeds from the 669,639 common share offering ..        548
Pro forma adjustments arising from the utilization of the proceeds from the 3,000,000 common share offering
Pro forma adjustments arising from the utilization of the proceeds from the 4,000,000 Class C Depositary
   Preferred Share offering ................................................................................      3,331
Pro forma adjustments arising from the utilization of the proceeds from the 2,160,000 Class D Depositary
   Preferred Share Offering ................................................................................        326
Pro forma adjustments arising from the utilization of the proceeds from the issuance of Preferred
   Operating Partnership Units .............................................................................          -
Estimated tax depreciation and amortization (Note 3):
Estimated 1998 tax depreciation and amortization ...........................................................    (33,509)
Pro forma tax depreciation for Properties acquired during 1998 .............................................     (9,050)
                                                                                                              ---------
Pro forma taxable income before dividends deduction ........................................................     82,856
   Estimated dividends deduction (Note 4) ..................................................................    (99,747)
                                                                                                              ---------
                                                                                                              $ (16,891)
                                                                                                              =========
Pro forma taxable net operating income .....................................................................  $       -
                                                                                                              =========


DEVELOPERS DIVERSIFIED REALTY CORPORATION
ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
--------------------------------------------------------------------------------
(Unaudited)

ESTIMATE OF OPERATING FUNDS AVAILABLE (IN THOUSANDS):
Pro forma taxable operating income before dividend deduction ......... $  82,856
Add pro forma depreciation ...........................................    42,559
                                                                       ---------
Estimated pro forma operating funds available (Note 5) ............... $ 125,415
                                                                       =========

Note 1 - The historical earnings from operations represents the Company's earnings from operations for the twelve months ended December 31, 1998 as reflected in the Company's historical financial statements.

Note 2 - The historical earnings from operations for the properties acquired in 1998 represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 1998 included elsewhere herein.

Note 3 - Tax depreciation for the Company is based upon the Company's tax basis in the properties which exceeds the historical cost basis, as reflected in the Company's financial statements in accordance with generally accepted accounting principles, by approximately $11 million before accumulated depreciation. The costs are generally depreciated on a straight-line method over a 40-year life for tax purposes.

Note 4 - Estimated dividends deduction is calculated as follows:

         Common share dividend (57,391,000 shares x $1.31 per share)   $ 75,182
         Class A Preferred Shares                                        10,011
         Class B Preferred Shares                                         4,189
         Class C Preferred Shares                                         8,375
         Class D Preferred Shares                                         1,990
                                                                       --------
                                                                       $ 99,747
                                                                       ========

Note 5 - Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DEVELOPERS DIVERSIFIED REALTY
                                      CORPORATION


Date  August 19, 1999                    /s/  William H. Schafer
    ----------------------            ----------------------------
                                      William H. Schafer
                                      Vice President and Chief Financial Officer